EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-40406 of FiberCore, Inc. and subsidiaries on Form S-3 of our report dated March 28, 2002 appearing in this Annual Report on Form 10-K of FiberCore, Inc. and subsidiaries for the year ended December 31, 2001.

Deloitte & Touche LLP.
Hartford, Connecticut

March 28, 2002